                                                           Exhibit No. EX-99.e.1

                             SMA RELATIONSHIP TRUST

                         PRINCIPAL UNDERWRITING CONTRACT

     CONTRACT made as of ______________, 200_, between SMA RELATIONSHIP TRUST, a
Delaware statutory trust ("Trust"), and UBS GLOBAL ASSET MANAGEMENT (US) INC., a
Delaware corporation ("UBS Global AM").

     WHEREAS the Trust is registered  under the Investment  Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company and offers
distinct   series  of  shares  of  beneficial   interest  (each  a  "Fund"  and,
collectively,  "Funds"),  which correspond to distinct  portfolios and for which the Trust's board of trustees ("Board") may have established one or more classes of shares of beneficial interest ("Shares"); and

     WHEREAS the Trust desires to retain UBS Global AM as principal  underwriter in connection  with the offering and sale of the Shares of the  above-referenced
Funds and of such other Funds as may  hereafter be  designated  by the Board and that may have one or more classes of Shares  established  and for which separate
Plans  pursuant to Rule 12b-1 under the 1940 Act may be adopted (each a "Plan");
and

     WHEREAS  UBS Global AM is willing to act as  principal  underwriter  of the
Shares of each such Fund on the terms and conditions hereinafter set forth;

     NOW,  THEREFORE,  in  consideration  of the premises  and mutual  covenants herein contained, it is agreed between the parties hereto as follows:

     1.  Appointment.  The Trust hereby  appoints UBS Global AM as its exclusive agent to be the principal underwriter to sell and to arrange for the sale of the
Shares on the terms and for the period set forth in this Contract. UBS Global AM hereby accepts such appointment and agrees to act hereunder.

     2. Services and Duties of UBS Global AM.

     (a) UBS Global AM agrees to sell Shares on a best  efforts  basis from time to time  during  the term of this  Contract  as agent for the Trust and upon the terms described in the  Registration  Statement.  As used in this Contract,  the term "Registration  Statement" shall mean the currently  effective  registration statement of the Trust, and any supplements thereto, under the Securities Act of
1933, as amended ("1933 Act"), and the 1940 Act.

     (b) Upon the later of the date of this Contract or the initial  offering of
Shares to the public by a Fund,  UBS  Global AM will hold  itself  available  to receive purchase orders,  satisfactory to UBS Global AM, for Shares of that Fund and will  accept such orders on behalf of the Trust as of the time of receipt of such orders and  promptly  transmit  such orders as are  accepted to the Trust's transfer agent. Purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

     (c) UBS  Global AM in its  discretion  may enter  into  agreements  to sell
Shares to such  registered and qualified  retail dealers,  as it may select.  In making  agreements with such dealers,  UBS Global AM shall act only as principal and not as agent for the Trust.

     (d) The offering price of the Shares shall be the net asset value per share as next determined by the Trust following receipt of an order at UBS Global AM's principal office plus the applicable  initial sales charge,  if any, computed as set forth in the  Registration  Statement.  The Trust shall promptly furnish UBS
Global AM with a statement of each computation of net asset value.

     (e) UBS  Global AM shall not be  obligated  to sell any  certain  number of
Shares.

     (f) To facilitate  redemption of Shares by shareholders directly or through dealers, UBS Global AM is authorized,  but not required, on behalf of the Trust, to repurchase  Shares  presented to it by shareholders  and dealers at the price determined in accordance  with, and in the manner set forth in, the Registration
Statement.  Such price shall reflect the subtraction of the contingent  deferred sales charge, if any, computed in accordance with and in the manner set forth in the Registration Statement.

     (g) UBS Global AM shall provide ongoing shareholder services, which include responding to shareholder inquiries,  providing shareholders with information on their  investments in the Shares and any other services now or hereafter  deemed to be  appropriate  activities for the payment of "service fees" under Rule 2830 of the Conduct Rules of the National  Association  of Securities  Dealers,  Inc.
("NASD") (collectively, "service activities").

     (h) UBS Global AM shall have the right to use any list of  shareholders  of the Trust or any other list of investors which it obtains in connection with its provision of services under this Contract; provided, however, that UBS Global AM shall  not sell or  knowingly  provide  such  list or lists to any  unaffiliated person.

     3.  Authorization to Enter into Dealer Agreements and to Delegate Duties as
Principal  Underwriter.  With  respect to the  Shares of any or all  Funds,  UBS
Global AM may enter into dealer  agreements  with any  registered  and qualified dealer with respect to sales of Shares or the  provision of service  activities.
In a separate  contract or as part of any such dealer  agreement,  UBS Global AM also may  delegate  to any  registered  and  qualified  dealer any or all of its duties  specified in this  Contract,  provided  that such  separate  contract or dealer agreement imposes on the counterparty bound thereby all applicable duties and conditions to which UBS Global AM is subject under this Contract.

     4.  Services  Not  Exclusive.  The  services  furnished  by UBS  Global  AM hereunder  are not to be  deemed  exclusive  and UBS  Global AM shall be free to furnish  similar  services to others so long as its services under this Contract are not impaired  thereby.  Nothing in this Contract shall limit or restrict the right of any  director,  officer or employee of UBS Global AM, who may also be a
Board member,  officer or employee of the Trust, to engage in any other business or to devote his or her time and  attention in part to the  management  or other aspects of any other business, whether of a similar or a dissimilar nature.

     5.  Compensation.  UBS Global AM shall not receive a fee from the Trust for the services to be rendered under this Contract.

     6. Duties of the Trust.

     (a) The Trust reserves the right at any time to withdraw offering any class or classes  of Shares of any or all Funds by written  notice to UBS Global AM at its principal office.

     (b) The Trust  shall keep UBS Global AM fully  informed  of its affairs and shall  make  available  to UBS  Global AM copies of all  information,  financial statements,  and other documents which UBS Global AM may reasonably  request for
use  in  connection  with  the  distribution  of  Shares,   including,   without
limitation,  certified copies of any financial statements prepared for the Trust by its independent public accountant and such reasonable number of copies of the most current  prospectus,  statement of additional  information,  and annual and interim  reports of any Fund as UBS Global AM may  request,  and the Trust shall cooperate fully in the efforts of UBS Global AM to sell and arrange for the sale of the  Shares of the Funds and in the  performance  of UBS Global AM under this
Contract.

     (c) The  Trust  shall  take,  from  time to  time,  all  necessary  action, including payment of the related filing fee, as may be necessary to register its
Shares under the 1933 Act to the end that there will be available  for sale such number of Shares as UBS Global AM may be expected to sell.  The Trust  agrees to file, from time to time, such amendments, reports, and other documents as may be necessary in order that there will be no untrue  statement of a material fact in the Registration  Statement,  nor any omission of a material fact which omission would make the statements therein misleading.

     (d) The Trust  shall use its best  efforts  to  qualify  and  maintain  the qualification of an appropriate number of Shares of each Fund for sale under the securities laws of such states or other  jurisdictions  as UBS Global AM and the
Trust may  approve,  provided  that the Trust shall not be required to amend its
Agreement  and  Declaration  of Trust or By-Laws to comply  with the laws of any jurisdiction,  to maintain an office in any jurisdiction, to change the terms of the offering of the Shares in any  jurisdiction  from the terms set forth in its
Registration Statement, to qualify as a foreign corporation in any jurisdiction, or to consent to service of process in any jurisdiction  other than with respect to claims arising out of the offering of the Shares. UBS Global AM shall furnish such  information  and other material  relating to its affairs and activities as may be required by the Trust in connection with such qualifications.

     7.  Expenses.  During  the term of this  Contract,  each Fund will bear all expenses,  not specifically assumed by UBS Global AM, incurred it its operations and the offering of its shares.

     8. Indemnification.

     (a) The Trust  agrees to  indemnify,  defend  and hold UBS  Global  AM, its officers  and  directors,  and any person who  controls UBS Global AM within the meaning of Section 15 of the 1933 Act,  free and  harmless  from and against any and all  claims,  demands,  liabilities  and  expenses  (including  the  cost of investigating  or defending such claims,  demands or liabilities and any counsel fees  incurred  in  connection  therewith)  which UBS Global  AM, its  officers, directors or any such controlling  person may incur under the 1933 Act, or under common  law or  otherwise,  arising  out of or  based  upon any  alleged  untrue statement of a material fact contained in the Registration  Statement or arising out of or based upon any alleged  omission to state a material  fact required to be stated in the  Registration  Statement or  necessary  to make the  statements therein not misleading,  except insofar as such claims, demands,  liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged  untrue  statement or omission  made in reliance  upon and in conformity with  information  furnished in writing by UBS Global AM to the Trust for use in the Registration  Statement;  provided,  however,  that this indemnity agreement shall not inure to the  benefit  of any  person  who is also an officer or Board member of the Trust or who  controls  the Trust within the meaning of Section 15 of the 1933 Act, unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent,  that such result would not be against  public  policy as expressed  in the 1933 Act; and further  provided, that in no event shall anything  contained  herein be so construed as to protect
UBS Global AM against any liability to the Trust or to the  shareholders  of any
Fund to which UBS  Global AM would  otherwise  be  subject  by reason of willful misfeasance,  bad faith or gross  negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Contract.  The
Trust shall not be liable to UBS Global AM under this  indemnity  agreement with respect to any claim made against UBS Global AM or any person indemnified unless
UBS Global AM or other such person  shall have  notified the Trust in writing of the claim  within a  reasonable  time after the summons or other  first  written notification  giving  information  of the  nature of the claim  shall  have been served  upon UBS Global AM or such  other  person (or after UBS Global AM or the person shall have received notice of service on any designated agent).  However, failure to notify the Trust of any claim  shall not  relieve  the Trust from any liability  which it may have to UBS  Global AM or any person  against  whom such action is brought  otherwise  than on account of this indemnity  agreement.  The
Trust shall be entitled to  participate at its own expense in the defense or, if it so elects,  to assume the  defense of any suit  brought to enforce any claims subject to this indemnity  agreement.  If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to indemnified  defendants in the suit whose approval shall not be  unreasonably  withheld.  In the event  that the Trust  elects to assume  the defense of any suit and retain counsel,  the indemnified  defendants  shall bear the fees and expenses of any additional  counsel  retained by them. If the Trust does  not  elect  to  assume  the  defense  of a  suit,  it will  reimburse  the indemnified  defendants  for the  reasonable  fees and  expenses  of any counsel retained by the indemnified defendants. The Trust agrees to notify UBS Global AM promptly of the commencement of any litigation or proceedings  against it or any of its officers or Board members in connection  with the issuance or sale of any of its Shares.

     (b) UBS Global AM agrees to  indemnify,  defend,  and hold the  Trust,  its officers  and Board  members and any person who  controls  the Trust  within the meaning of Section 15 of the 1933 Act,  free and  harmless  from and against any and all  claims,  demands,  liabilities  and  expenses  (including  the  cost of investigating or defending  against such claims,  demands or liabilities and any counsel  fees  incurred  in  connection  therewith)  which the Trust,  its Board members or officers, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in information furnished by UBS Global AM to the Trust for use in the Registration Statement, arising out of or based upon any  alleged  omission  to  state  a  material  fact  in  connection  with  such information  required to be stated in the  Registration  Statement  necessary to make such  information not misleading,  or arising out of any agreement  between
UBS Global AM and any retail dealer,  or arising out of any  supplemental  sales literature or  advertising  used by UBS Global AM in connection  with its duties under this Contract. UBS Global AM shall be entitled to participate,  at its own expense,  in the defense or, if it so elects,  to assume the defense of any suit brought to enforce the claim, but if UBS Global AM elects to assume the defense, the  defense  shall  be  conducted  by  counsel  chosen  by  UBS  Global  AM and
satisfactory  to  the  indemnified   defendants  whose  approval  shall  not  be
unreasonably  withheld.  In the event  that UBS  Global AM elects to assume  the defense of any suit and retain  counsel,  the  defendants in the suit shall bear the fees and expenses of any additional  counsel retained by them. If UBS Global
AM does not elect to assume  the  defense  of any suit,  it will  reimburse  the indemnified  defendants in the suit for the reasonable  fees and expenses of any counsel retained by them.

     9.  Services  Provided  to the Trust by  Employees  of UBS  Global  AM. Any
person, even though also an officer,  director,  employee or agent of UBS Global
AM, who may be or become an  officer,  Board  member,  employee  or agent of the
Trust,  shall be deemed,  when rendering  services to the Trust or acting in any business of the Trust, to be rendering such services to or acting solely for the
Trust  and not as an  officer,  director,  employee  or agent or one  under  the control or direction of UBS Global AM even though paid by UBS Global AM.

     10. Duration and Termination.

     (a) This  Contract  shall become  effective  upon the date  written  above, provided  that,  with  respect to any class of Shares of a Fund,  this  Contract shall not take effect  unless  such action has first been  approved by vote of a majority of the Board and by vote of a majority  of those Board  members who are not interested  persons of the Trust and, for a class of Shares for which a Plan has been  adopted,  also have no direct or  indirect  financial  interest in the operation  of the Plan or in any  agreements  related  thereto  (all such  Board members  collectively  being  referred  to  herein  as  the  "Independent  Board
Members"),  cast in person at a meeting called for the purpose of voting on such action.

     (b) Unless  sooner  terminated  as provided  herein,  this  Contract  shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each,  provided that such continuance is specifically  approved at least  annually (i) by a vote of a majority of the  Independent  Board  Members, cast in person at a meeting  called for the purpose of voting on such  approval, and (ii) by the Board or with  respect to a class of Shares of any given Fund by vote of a majority of the outstanding  voting securities of that class of Shares of such Fund.

     (c) Notwithstanding  the foregoing,  with respect to a class of Shares of a
Fund,  this Contract may be  terminated at any time,  without the payment of any penalty,  by vote of the Board, by vote of a majority of the  Independent  Board
Members or by vote of a majority of the  outstanding  voting  securities of that class of Shares of the Fund on sixty days' written notice to UBS Global AM or by
UBS Global AM at any time,  without the payment of any  penalty,  on sixty days'
written  notice to the Trust or such  Fund.  This  Contract  will  automatically terminate in the event of its assignment.

     (d)  Termination  of this Contract with respect to a class of Shares of any given Fund shall in no way affect the continued validity of this Contract or the performance  thereunder with respect to any other classes of Shares of that Fund or any classes of Shares of any other Fund.

     11.  Amendment  of this  Contract.  No  provision  of this  Contract may be changed,  waived,  discharged or terminated orally, but only by an instrument in writing  signed by the party against which  enforcement  of the change,  waiver, discharge or termination is sought.

     12. Notice. Any notice required or permitted to be given by either party to the other  shall be deemed  sufficient  upon  receipt  in  writing  at the other party's principal offices.

     13.  Governing Law. This Contract shall be construed in accordance with the laws of the State of New York,  without  giving  effect to the conflicts of laws principles  thereof,  and in accordance with the 1940 Act, provided however that
Section 15 below will be construed in  accordance  with the laws of the State of
Delaware.  To the  extent  that the  applicable  laws of the  State of  Delaware conflict  with the  applicable  provisions  of the 1940 Act,  the  latter  shall control. As used in this Contract, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act, subject to any exemption or  interpretation  as may be issued by the Commission by any rule, regulation or order or contained in any no-action or interpretive positions taken by the Commission staff. Where the effect of a  requirement  of the 1940 Act  reflected  in any  provision  of this
Contract  is  revised  by a rule,  regulation,  order or  interpretation  of the
Commission or the Commission staff,  whether of special or general  application, such  provision  shall  be  deemed  to  incorporate  the  effect  of such  rule, regulation, order or interpretation.

     14.  Limitation of Liability of the Board Members and  Shareholders  of the
Trust.  The Board members and the  shareholders of the Trust shall not be liable for any obligations of the Trust or any Fund under this Contract, and UBS Global
AM agrees that, in asserting any rights or claims under this Contract,  it shall look only to the  assets and  property  of the Trust or the  particular  Fund in settlement  of  such  right  or  claims,  and  not  to  such  Board  members  or shareholders.

     15.  Miscellaneous.   The  captions  in  this  Contract  are  included  for
convenience  of  reference  only  and in no way  define  or  delimit  any of the provisions  hereof or otherwise  affect  their  construction  or effect.  If any provision of this  Contract  shall be held or made invalid by a court  decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby.  This Contract  shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     IN WITNESS  WHEREOF,  the parties  hereto  have caused this  Contract to be executed  by  their  officers  designated  as of the day and  year  first  above written.

SMA RELATIONSHIP TRUST                       SMA RELATIONSHIP TRUST

By:  _____________________                   By:  ______________________
Name:                                        Name:
Title:                                       Title:

UBS GLOBAL ASSET MANAGEMENT                  UBS GLOBAL ASSET MANAGEMENT
(US) INC.                                    (US) INC.

By:  _____________________                   By:  ______________________
Name:                                        Name:
Title:                                       Title: